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                                   Exhibit 15





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sirs:


We are aware that Acme Metals Incorporated has included our report dated July 19, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, and 33-30841) and in the Registration Statements on Form S-8 (Nos. 33-38747 and 33-59627). We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,


/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP




Chicago, Illinois
August 12, 1996